SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SYBRON CHEMICALS INC

          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                 6/26/98            1,000            31.5500
          GAMCO INVESTORS, INC.
                                 6/26/98          170,000            30.5105
                                 6/26/98           21,100            30.5105
                                 6/25/98            1,500            31.5000
                                 6/25/98            3,500            31.4844


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.